SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): MAY 4, 1998

                          GST Telecommunications, Inc.
                                  GST USA, Inc.
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             (Exact name of registrant as specified in its charter)

       Canada                       1-12866             N/A
      Delaware                   333-33601-02        83-0310464
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(State or other jurisdiction    (Commission           (IRS Employer
   of incorporation)            File Number)      Identification No.)

                  4001 Main Street, Vancouver, Washington 98663
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     (Address of principal executive offices)        (Zip Code)

Registrants' telephone number, including area code: (360) 906-7100

          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS.

         On May 4, 1998, GST Telecommunications, Inc. (the "Company") issued a press release announcing that GST Network Funding, Inc. ("GST Network"), an indirect wholly owned subsidiary of the Company and a wholly owned subsidiary of GST USA, Inc. ("GST USA"), had completed a private placement of $500.0 million principal amount at maturity of 10 1/2% Senior Secured Discount Notes due 2008 (the "Notes").

         The Notes will fully accrete to face value on May 1, 2003. From and after May 1, 2003, the Notes will bear interest payable in cash, at the rate of 10 1/2% per annum on each May 1 and November 1, commencing November 1, 2003. The Notes will be unconditionally and irrevocably assumed by GST USA, and guaranteed by the Company, on May 1, 2003, or earlier if permitted under the terms of GST USA's and the Company's outstanding indebtedness. Neither GST USA nor the Company will be liable on the Notes until they are assumed. The Notes are initially secured by a first priority security interest in United States government securities purchased with the proceeds from the offering.

         GST Network intends to use the net proceeds from the offering, aggregating approximately $288.5 million, to purchase telecommunications equipment for the continued expansion of the Company's infrastructure, including the development and construction of additional networks and longhaul fiber optic facilities. The Notes will also be secured by a first priority security interest in all equipment purchased by GST Network.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

         4.1      Indenture    dated    May   4,   1998   by   and   among   GST
                  Telecommunications, Inc., GST USA, Inc., GST Network Funding, Inc. and United States Trust Company of New York, as trustee.

         10.1 Placement Agreement dated April 29, 1998 by and among GST Telecommunications, Inc., GST USA, Inc., GST Network Funding, Inc. and the several Placement Agents named in Schedule I thereto.

         10.2 Registration Rights Agreement dated May 4, 1998 by and among GST Telecommunications, Inc., GST USA, Inc., GST Network Funding, Inc. and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and SBC Warburg Dillon Read Inc.

         10.3 Collateral Pledge and Security Agreement dated as of May 4, 1998 from GST Network Funding, Inc. to United States Trust Company of New York, as Trustee.


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
         10.4 Reimbursement and Commitment Fee Agreement dated May 4, 1998 among GST Telecommunications, Inc., GST USA, Inc. and GST Network Funding, Inc.

         99.1     Press  Release of GST  Telecommunications,  Inc.  dated May 4,
                  1998.




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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                           GST TELECOMMUNICATIONS, INC.

Dated: May 19, 1998                     By:/s/ Stephen Irwin
                                           ------------------------------------
                                           Stephen Irwin
                                           Vice Chairman of the Board and
                                           Secretary

                                           GST USA, INC.

Dated: May 15, 1998                     By:/s/ Stephen Irwin
                                           ------------------------------------
                                           Stephen Irwin
                                           Senior Vice President and
                                           Secretary


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